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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                           Newpark Resources, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                     NEWPARK

                                     (LOGO)


                                                                  April 15, 2004


DEAR FELLOW STOCKHOLDER:

         You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Newpark Resources, Inc., which will be held on Wednesday, June 9, 2004, at 10:00 a.m., Central Daylight Time, in Conference Room B at I Lakeway Center, 3900 North Causeway Blvd., Metairie, Louisiana 70002. Both your Board of Directors and I hope you will be able to attend.

         There are three items on this year's agenda to which we direct your attention: (1) to elect eight directors to the Board; (2) to consider and act upon a proposal to adopt the 2004 Non-Employee Directors' Stock Option Plan; and
(3) to ratify the selection of auditors. These items are described fully in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

         Whether or not you plan to attend the meeting, it is important that you study carefully the information provided in the Proxy Statement and vote. Please sign, date and mail the enclosed proxy card in the prepaid envelope so that your shares may be voted in accordance with your wishes.

                                                 SINCERELY,

                                                 /s/ JAMES D. COLE

                                                 JAMES D. COLE
                                                 CHAIRMAN OF THE BOARD AND CHIEF
                                                 EXECUTIVE OFFICER

                             NEWPARK RESOURCES, INC.

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 9, 2004

                                   ----------

TO THE STOCKHOLDERS OF NEWPARK RESOURCES, INC.

         The Annual Meeting of Stockholders of Newpark Resources, Inc., a Delaware corporation ("Newpark"), will be held on Wednesday, June 9, 2004, at 10:00 a.m., Central Daylight Time, in Conference Room B at I Lakeway Center, 3900 North Causeway Blvd., Metairie, Louisiana, for the following purposes:

         (1)      To elect a Board of Directors;

         (2) To consider and act upon a proposal to adopt the 2004 Non-Employee Directors' Stock Option Plan;

         (3) To consider and act upon a proposal to ratify the selection of auditors; and

         (4) To transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on April 14, 2004 will be entitled to notice of and to vote at the meeting and any adjournments of the meeting.

         All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your proxy will not affect your right to vote in person should you later decide to attend the meeting.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         NEWPARK RESOURCES, INC.

                                         /s/ EDAH KEATING

                                         Edah Keating
                                         Secretary

Metairie, Louisiana
Dated: April 15, 2004

                             NEWPARK RESOURCES, INC.
                      3850 NORTH CAUSEWAY BLVD., SUITE 1770
                            METAIRIE, LOUISIANA 70002

                                   ----------

                                 PROXY STATEMENT
                                 APRIL 15, 2004

                                   ----------

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newpark Resources, Inc. ("Newpark"), for the Annual Meeting of Stockholders to be held on June 9, 2004, and any postponements or adjournments of the Annual Meeting. This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy were first mailed to stockholders on or about April 16, 2003.

         Any stockholder giving a proxy may revoke it before it is voted by notifying the Secretary of Newpark in writing before or at the meeting, by providing a proxy bearing a later date, or by attending the meeting and expressing a desire to vote in person. Subject to this revocation, all proxies will be voted as directed by the stockholder on the proxy card. IF NO CHOICE IS SPECIFIED, PROXIES WILL BE VOTED "FOR" THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" THE PROPOSAL ADOPTING THE 2004 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, "FOR" THE RATIFICATION OF THE SELECTION OF AUDITORS, AND IN THE DISCRETION OF THE PERSONS ACTING AS PROXIES UPON ANY OTHER MATTERS.

         Your cooperation in promptly returning the enclosed proxy will reduce Newpark's expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

         Only stockholders of record at the close of business on April 14, 2004 are entitled to receive notice of and to vote at the meeting. On that date, Newpark had outstanding 83,852,369 shares of common stock, each of which is entitled to one vote upon each proposal presented at the meeting. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date is necessary to constitute a quorum for the transaction of business.

         A plurality of the votes cast is required for the election of directors, while the affirmative vote of a majority of the votes cast is required to approve each of the other matters to be acted upon at the Annual Meeting. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders and have the same legal effect as a vote against a particular proposal. Broker non-votes, if any, are not counted as votes cast in the election of directors but will have the same legal effect as votes against each of the other proposals to be acted upon at the Annual Meeting.

         The cost of preparing, printing and mailing the Proxy Statement, the Notice and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by Newpark. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of Newpark, but no additional compensation will be paid to these individuals on account of these activities. Newpark will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

                              ELECTION OF DIRECTORS

NOMINEES AND VOTING

         Eight directors are to be elected at the Annual Meeting. All directors hold office until the next Annual Meeting and until their respective successors are elected and qualified. Directors need not be stockholders. The Board of Directors has nominated for election as directors the eight persons named below, all of whom have indicated that they are able and willing to serve as directors. All nominees are incumbent directors.

         The Board of Directors recommends that the stockholders vote "FOR" the election of its nominees. Unless directed otherwise, the Board's proxies intend to vote the shares of common stock represented by the proxies in favor of the election of these nominees. If for any reason any of these nominees will be unable to serve, the Board's proxies will vote instead for such other person or persons as the Board of Directors may recommend.

         The following table sets forth certain information as of April 14, 2004, with respect to the Board's nominees:

                                                                                        DIRECTOR
NAME OF NOMINEE                                                                 AGE       SINCE
---------------                                                                 ---       -----
James D. Cole..............................................................      63       1976
Alan J. Kaufman............................................................      66       1987
James H. Stone.............................................................      78       1987
Wm. Thomas Ballantine......................................................      59       1993
David P. Hunt..............................................................      62       1995
Roger C. Stull.............................................................      63       2000
F. Walker Tucei, Jr........................................................      61       2003
Jerry W. Box...............................................................      65       2003

BUSINESS EXPERIENCE OF DIRECTORS DURING THE PAST FIVE YEARS

         JAMES D. COLE joined Newpark in 1976, serving as Executive Vice President until May 1977, when he was elected President and Chief Executive Officer. Mr. Cole served as President of Newpark until the appointment of Mr. Ballantine as President in September 2000. Mr. Cole has served as a director since joining Newpark and was elected Chairman of the Board of Directors in April 1996.

         ALAN J. KAUFMAN, who retired in May 1997, had been engaged in the private practice of medicine since 1969. Dr. Kaufman is a neurosurgeon.

         JAMES H. STONE is Chairman of the Board of Stone Energy Corporation, which is engaged in oil and gas exploration.

         WM. THOMAS BALLANTINE joined Newpark in December 1988, serving as Vice President of Operations, and was elected Executive Vice President in 1992. He was elected a Director of Newpark in October 1993 and President and Chief Operating Officer of Newpark in September 2000.

         DAVID P. HUNT joined Newpark's Board of Directors in November 1995. Prior to joining Newpark and until his retirement in 1995, Mr. Hunt was employed by Consolidated Natural Gas Company for 32 years, having most recently served as President and Chief Executive Officer of New Orleans based CNG Producing Company, an oil and gas exploration and production company.

         ROGER C. STULL joined Newpark's Board of Directors in June 2000. Mr. Stull is currently a principal in Stull Investments, L.L.C., a private investment company formed by Mr. Stull in August 1998. From 1963 until the company was sold in August 1998, Mr. Stull was the principal stockholder and the Chairman of the Board and Chief Executive Officer of Penhall International, Inc., one of the largest renters and operators of specialty equipment for the industrial market, particularly the construction industry, in the United States.

         F. WALKER TUCEI, JR. was elected to Newpark's Board of Directors in January 2003. Mr. Tucei retired from Arthur Andersen LLP in 1999 after more than 35 years in public accounting. Mr. Tucei is Chairman of the Audit Committee of the Archdiocese of New Orleans. He is on the board of several businesses and civic organizations in the New Orleans area.

         JERRY W. BOX was elected to Newpark's Board of Directors in March 2003. Mr. Box retired as President and Chief Operating Officer of Oryx Energy Company in 1999, after more than 30 years in the oil and gas exploration industry. Mr. Box also currently serves on the boards of Magnum Hunter Resources, an independent exploration and development company traded on the New York Stock Exchange, and Ascent Energy, a privately held oil and gas development company based in McKinney, Texas.

         No family relationships exist between any of the directors or officers of Newpark.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         Newpark maintains an Audit Committee, the current members of which are
F. Walker Tucei, Jr. (Chairman), David P. Hunt, Alan J. Kaufman and Roger C. Stull. The Board of Directors has determined that Mr. Tucei and Mr. Hunt, who are independent under applicable New York Stock Exchange listing standards, are "audit committee financial experts" as defined by applicable SEC rules. The Audit Committee engages a firm of independent auditors to examine Newpark's consolidated financial statements based on an annual performance evaluation and a determination of the auditors' independence, approves the services to be rendered by the independent auditors, reviews the financial condition and results of operation of Newpark and makes inquiries as to the adequacy of Newpark's financial and accounting controls. The Audit Committee met six times during 2003 and took action by unanimous written consent one time.

         Newpark maintains a Compensation Committee whose current members are Jerry W. Box (Chairman), David P. Hunt, Alan J. Kaufman, James H. Stone and Roger C. Stull. The Compensation Committee administers Newpark's employee stock option plans and is responsible for establishing and administering the compensation for the executive officers of Newpark. The Compensation Committee met once during 2003 and took action by unanimous written consent four times.

         Newpark maintains a Nominating and Corporate Governance Committee whose current members are David P. Hunt (Chairman), Jerry W. Box, James H. Stone and
F. Walker Tucei, Jr. The Nominating and Corporate Governance Committee assists and advises the Board of Directors with respect to the size, composition and functions of the Board, identifies potential candidates for the Board, recommends a slate of qualified nominees for election to the Board at each annual meeting of

Newpark's stockholders, and develops a set of corporate governance principles applicable to Newpark. The Nominating and Corporate Governance Committee met once during 2003.

         Newpark's Board of Directors held four meetings during 2003, and took action by unanimous written consent one time. Each director attended at least 75% of the meetings of the Board of Directors and of each committee on which he served.

         The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee all operate pursuant to written charters, copies of which are available in the corporate governance section of Newpark's website at www.newpark.com.

COMPENSATION OF DIRECTORS

         Effective July 1, 2003, Newpark increased the amount of the annual fee payable to each Newpark director who was not otherwise employed full time by Newpark from $15,000 to $25,000 and ceased paying additional fees to each director for attending Board and committee meetings. Mr. Hunt receives an additional $5,000 per year as a fee for serving as the Lead Independent Director in charge of coordinating the activities of Newpark's independent directors. Messrs. Box and Tucei each receive an additional $2,500 per year for serving as the chairmen of the Compensation Committee and Audit Committee, respectively. All of the independent directors' fees are paid on a quarterly basis. All directors were reimbursed for travel expenses incurred in attending meetings of the Board and committee meetings. The same compensation arrangements will apply in 2004.

         On January 29, 2003, the date of his initial election to the Board, Mr. Tucei was granted a stock option to purchase 10,000 shares of common stock at an exercise price of $4.24, the fair market value of the common stock on that date. On March 12, 2003, the date of his initial election to the Board, Mr. Box was granted a stock option to purchase 10,000 shares of common stock at an exercise price of $4.37, the fair market value of the common stock on that date. Further, in accordance with the provisions of the 1993 Non-Employee Directors' Stock Option Plan, as amended, on June 11, 2003, the date of their re-election to the Board at the 2003 Annual Meeting, Messrs. Box, Hunt, Kaufman, Stone, Stull and Tucei were each granted a stock option to purchase 10,000 shares of common stock at an exercise price of $6.15 per share, the fair market value of the common stock on the date of grant.

         If stockholders approve the adoption of the 2004 Non-Employee Directors' Stock Option Plan and approve their election as directors, Messrs. Box, Hunt, Kaufman, Stone, Stull and Tucei will each be granted a stock option to purchase 10,000 shares of common stock at an exercise price equal to the fair market value of the common stock on June 9, 2004. In addition, each new non-employee director, on the date of his or her election to the Board of Directors (whether elected by the stockholders or the Board of Directors), automatically will be granted a stock option to purchase 10,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. The plan also provides for the automatic additional grant to each non-employee director of stock options to purchase 10,000 shares of common stock each time the non-employee director is re-elected to the Board.

CORPORATE GOVERNANCE

         Newpark is committed to adhering to sound principles of corporate governance and has adopted a Corporate Governance Policy that the Board of Directors believes promotes the effective functioning of the Board of Directors, its committees and Newpark.

         Director Independence

         The Board of Directors has determined that Messrs. Box, Hunt, Kaufman, Stone, Stull and Tucei, being all of the directors serving on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees, are "independent," as that term is defined in the listing standards of the New York Stock Exchange ("NYSE") presently in effect. This determination was based on the fact that, except for Mr. Stone, no director is a partner, stockholder, or officer of an organization that has a relationship with Newpark, and none of the express disqualifications contained in the NYSE rules apply to any of them. Mr. Stone is Chairman of Stone Energy Corporation, which is a customer of one or more Newpark operating companies. However, the Board of Directors determined that the relationship between Newpark, Stone Energy and Mr. Stone (other than as a stockholder, director or committee member) is not material to Newpark, Stone Energy or Mr. Stone, based principally on the following factors:

         (i) The revenues derived by Newpark from the services and products provided to Stone Energy are less than $1 million and represent less than 2% of Stone Energy's consolidated gross revenues;

         (ii) Mr. Stone confirmed that he did not direct Stone Energy to do business with Newpark, and he does not participate in the decision-making process with respect to the business relationship between Stone Energy and Newpark; and

         (iii) In the single instance in 1999 in which Mr. Stone and Newpark both invested in Environmental Safeguards, Inc., in the same transaction, Mr. Stone's investment was fully disclosed to Newpark and was approved by a majority of the disinterested directors at the time. Mr. Stone and Newpark continue to be passive minority investors in Environmental Safeguards, Inc., and there is no conflict between their interests.

         Lead Independent Director

         The Board of Directors has designated Mr. Hunt as the Lead Independent Director with the duty of coordinating the activities of the independent directors. The Lead Independent Director's responsibilities include coordinating and moderating executive sessions of the independent directors, acting as a liaison between the independent directors and management, assessing the quality, quantity and timeliness of the flow of information between management and the Board of Directors, acting as chair of the Nominating and Corporate Governance Committee, directing the retention of consultants who report directly to the Board of Directors or the independent directors, and performing such other tasks as may be delegated by the Board of Directors. A complete description of the responsibilities of the Lead Independent Director is available in the corporate governance section of Newpark's website at www.newpark.com.

         Director Nominations

         The Nominating and Corporate Governance Committee is responsible for periodically evaluating and making recommendations to the Board of Directors with respect to the size and composition of the Board. The Committee seeks to identify prospective directors who will strengthen the Board and evaluates prospective directors, including incumbent directors, in accordance with the criteria set forth in Newpark's Corporate Governance Policy and such other criteria as may be set by the Board or the Committee. The Nominating and Governance Committee will consider nominees recommended by securities holders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the next proxy statement and submit their recommendations in writing to the following address: Chair, Nominating and Governance Committee, care of the Corporate Secretary, Newpark Resources, Inc., 3850 N. Causeway Blvd., Suite 1770, Metairie, LA 70002, by the deadline for stockholder proposals referred to at the end of this proxy statement. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of a candidate as a director, a description of all direct or indirect arrangements or understandings between the recommending securities holder and the candidate, all other companies to which the candidate is being recommended as a nominee for director, and a signed consent of the candidate to cooperate with reasonable background checks and personal interviews, and to serve as a director of Newpark, if elected.

         Candidates recommended by the Nominating and Corporate Governance Committee must include a sufficient number of persons who upon election would be independent directors having the skills, experience and other characteristics necessary to provide qualified persons to fill all Board committee positions required to be filled by independent directors.

         Stockholder Communication with Board Members

         The Board has established a process for securities holders to send communications, other than sales-related communications, to one or more of its members. Any such communications should be sent by letter addressed to the member or members of the Board to whom the communication is directed, care of the Corporate Secretary, Newpark Resources, Inc., 3850 N. Causeway Blvd., Suite 1770, Metairie, LA 70002. All such communications will be forwarded to the Board member or members specified.

         Director Attendance at Annual Meeting

         The Board's policy regarding director attendance at the Annual Meeting of Stockholders is that all directors are encouraged to attend, and that Newpark will make all appropriate arrangements for directors that choose to attend. All of Newpark's directors attended the 2003 Annual Meeting of Stockholders.

         Corporate Governance Policy and Code of Ethics

         Copies of Newpark's Corporate Governance Policy and its Code of Ethics are available in the corporate governance section of Newpark's website at www.newpark.com.

                               EXECUTIVE OFFICERS

         As of April 14, 2004, the executive officers of Newpark, their ages and positions are as follows:

NAME                                AGE                      POSITION
----                                ---                      --------
James D. Cole..................     63     Chairman of the Board and Chief Executive Officer
Wm. Thomas Ballantine..........     59     President and Chief Operating Officer
Matthew W. Hardey..............     51     Vice President of Finance and Chief Financial Officer

         For a description of the business experience of Messrs. Ballantine and Cole during the past five years, see "ELECTION OF DIRECTORS--Business Experience of Directors During the Past Five Years", above.

         MATTHEW W. HARDEY joined Newpark in May 1988 as Treasurer and Assistant Secretary and was elected Vice President of Finance and Chief Financial Officer in April 1991. From 1973 until joining Newpark, Mr. Hardey was employed in the commercial banking business.

                            OWNERSHIP OF COMMON STOCK

         The following table sets forth information with respect to the beneficial ownership of Newpark's outstanding common stock as of April 14, 2004, by (i) each person who is known by Newpark to be the beneficial owner of more than five percent (5%) of Newpark's outstanding common stock (based on Schedules 13G filed with the Securities and Exchange Commission), (ii) each director and each nominee for director of Newpark, (iii) the executive officers of Newpark named in the Summary Compensation Table below and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by that person, except to the extent that authority is shared by spouses under applicable law.

                                                                                  SHARES BENEFICIALLY OWNED(1)
NAME AND ADDRESS OF BENEFICIAL OWNER                                              NUMBER               PERCENT
------------------------------------                                              ------               -------
Columbia Wanger Asset Management, L.P.(2)................................        8,234,000              9.82%
  227 West Monroe Street, Suite 3000
  Chicago, IL  60606
State Street Research & Management Company...............................        5,485,000              6.54%
  One Financial Center, 31st Floor
  Boston, MA  02111-2690
Strong Capital Management, Inc.(3).......................................        4,532,954              5.41%
  100 Heritage Reserve
  Menomonee Falls, WI  53051
Credit Suisse Asset Management, LLC......................................        3,895,400              4.65%
  466 Lexington Avenue
  New York, NY  10017
James D. Cole(4)........................................................         1,215,773              1.45%
Alan J. Kaufman(5)......................................................           993,459              1.18%
James H. Stone(6).......................................................           948,367              1.13%
Roger C. Stull(7).......................................................           183,967                 *
Matthew W. Hardey........................................................          145,003                 *
David P. Hunt...........................................................           144,967                 *
Wm. Thomas Ballantine...................................................           120,229                 *
F. Walker Tucei, Jr.....................................................            16,600                 *
Jerry W. Box.............................................................           11,600                 *
All directors and executive officers as a group (9 persons)..............        3,799,421              4.53%

----------

*        Indicates ownership of less than one percent.

(1) Includes shares which may be purchased upon the exercise of stock options which are exercisable as of April 14, 2004, or become exercisable within 60 days thereafter, for the following: Mr. Cole--80,001 shares; Dr. Kaufman--89,967 shares; Mr. Stone--59,967 shares; Mr. Stull--27,967 shares; Mr. Hardey--101,667 shares; Mr. Hunt--122,967 shares; Mr. Ballantine--108,334 shares; Mr. Tucei--6,600 shares; Mr. Box--6,600 shares; and all directors and executive officers as a group--604,070 shares.

(2) Shared voting and shared dispositive power with respect to all 8,234,000 shares.

(3) Shared voting and shared dispositive power with respect to all 4,532,954 shares.

(4) Includes 280,000 shares held by four separate Trusts of which Mr. Cole is a Trustee and of which the beneficiaries are children of Mr. Cole. Mr. Cole disclaims ownership of the 280,000 shares held by the four Trusts.

(5) Includes 14,000 shares held in a Trust of which the beneficiaries are children of Dr. Kaufman and 12,600 shares held by his spouse. Dr. Kaufman disclaims beneficial ownership of these shares.

(6) Includes 32,700 shares held either as custodian for or in a Trust of which the beneficiaries are children of Mr. Stone. Also includes 4,000 shares held in a partnership in which a company controlled by Mr. Stone is the majority partner, and 100,000 shares owned by the Stone Family Fund, LLC, of which Mr. Stone is the sole managing member and holds a 4% membership interest.

(7) Includes 500 shares held in a Trust of which the beneficiary is a grandchild of Mr. Stull. Mr. Stull disclaims beneficial ownership of these shares.

                             EXECUTIVE COMPENSATION

         The following table summarizes all compensation paid to Newpark's Chief Executive Officer, Newpark's President and Chief Operating Officer and Newpark's Vice President of Finance and Chief Financial Officer (the only executive officers of Newpark) for services rendered in all capacities to Newpark for the years ended December 31, 2003, 2002 and 2001.

SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                                                AWARDS
                                                  ANNUAL COMPENSATION                   ----------------------
                                -------------------------------------------------------  SECURITIES UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR               SALARY               BONUS          OPTIONS/SARS(1)     COMPENSATION(2)
---------------------------     ---------------     ---------------     ---------------     ---------------     ---------------
James D. Cole                              2003     $       320,000     $             0              40,000     $        11,045
    Chief Executive Officer                2002             280,000                   0             100,000               9,848
                                           2001             280,000             280,000                  --               7,938

Wm. Thomas Ballantine                      2003             260,000                   0              20,000              10,350
     President and Chief                   2002             220,000                   0              85,000               7,652
     Operating Officer                     2001             220,000             110,000                  --               6,618

Matthew W. Hardey                          2003             200,000                   0              20,000               7,206
    Vice President of                      2002             170,000                   0              75,000               4,947
     Finance and Chief                     2001             170,000              85,000                  --               5,894
     Financial Officer

----------

(1) Number of shares of common stock underlying options granted on June 11, 2003 under the 1995 Incentive Stock Option Plan.

(2) Includes contributions by Newpark to a defined contribution 401(k) Plan of $3,323 in 2003, $5,492 in 2002 and $5,100 in 2001 for Mr. Cole,
         $5,400 in 2003, $4,815 in 2002 and $5,100 in 2001 for Mr. Ballantine,
         and $4,038 in 2003, $4,119 in 2002 and $5,100 in 2001 for Mr. Hardey.
         Additional amounts indicated represent excess group term life insurance premiums paid by Newpark for the benefit of each of the named executive officers.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information at December 31, 2003 and for the year then ended with respect to stock options granted to the individuals named in the Summary Compensation

Table above. No options have been granted at an option price below the fair market value of the common stock on the date of grant.

                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                           NUMBER OF      PERCENTAGE OF                                              ANNUAL RATE OF STOCK
                          SECURITIES      TOTAL OPTIONS                                               PRICE APPRECIATION
                          UNDERLYING       GRANTED TO          EXERCISE                               FOR OPTION TERM(3)
                           OPTIONS        EMPLOYEES IN         PRICE PER        EXPIRATION      ---------------------------------
       NAME               GRANTED(1)          2003             SHARE (2)           DATE               5%                 10%
--------------------   ---------------   ---------------    ---------------   ---------------   ---------------   ---------------
James D. Cole ......            40,000              4.75%   $          6.15          06/11/10   $       100,147   $       233,384

W. Thomas Ballantine            20,000              2.37%   $          6.15          06/11/10   $        50,073   $       116,692

Matthew W. Hardey ..            20,000              2.37%   $          6.15          06/11/10   $        50,073   $       116,692

----------

(1) The options are non-statutory stock options granted on June 11, 2003 under the 1995 Incentive Stock Option Plan and first become exercisable on June 11, 2004, vesting at the rate of one-third per year over the three years following the date of grant.

(2) At the discretion of the Compensation Committee, the exercise price may be paid by delivery of shares of common stock owned by the executive valued at the fair market value on the date of exercise, and the tax withholding obligations related to the exercise of the stock options may be satisfied by offset of the underlying shares, subject to certain conditions. The Compensation Committee retains the discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(3) The potential realizable value shown under these columns represent the future value of the options (net of the exercise price) assuming the market price of the common stock appreciates annually by 5% and 10%, respectively. These rates of appreciation are prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of Newpark's common stock.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUE

         The following table sets forth information for the named executive officers with respect to the exercise of stock options during 2003 and the unexercised stock options held by them as of December 31, 2003.

                                                                   NUMBER OF SECURITIES            VALUE OF UNEXERCISED IN-THE-
                             SHARES                           UNDERLYING UNEXERCISED OPTIONS       MONEY OPTIONS AT DECEMBER 31,
                            ACQUIRED           VALUE             HELD AT DECEMBER 31, 2003                      2003
                              ON              REALIZED       ---------------------------------   ---------------------------------
        NAME               EXERCISE(#)           ($)          EXERCISABLE       UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----------------------   ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
James D. Cole ........                --                --            33,334           106,666                 0                 0

Wm. Thomas Ballantine                 --                --            73,334            76,666                 0                 0

Matthew W. Hardey ....                --                --            70,000            70,000                 0                 0

EQUITY COMPENSATION PLAN TABLE

         The following table sets forth certain information with respect to the compensation plans Newpark maintained as of December 31, 2003 under which its equity securities may be issued to employees or non-employees, including under any individual compensation arrangements:

                                                    (a)                           (b)                         (c)
                                         -------------------------      -------------------------   -------------------------
                                                                                                      NUMBER OF SECURITIES
                                                                                                       REMAINING AVAILABLE
                                                                                                       FOR FUTURE ISSUANCE
                                          NUMBER OF SECURITIES TO           WEIGHTED-AVERAGE        UNDER EQUITY COMPENSATION
                                          BE ISSUED UPON EXERCISE          EXERCISE PRICE OF             PLANS (EXCLUDING
                                          OF OUTSTANDING OPTIONS          OUTSTANDING OPTIONS,       SECURITIES REFLECTED IN
PLAN CATEGORY                               WARRANTS AND RIGHTS            WARRANTS AND RIGHTS             COLUMN (a))
--------------------------------------   -------------------------      -------------------------   -------------------------
Equity compensation plans approved
  by security holders
Options ..............................                   5,875,569(1)   $                    7.38                   1,823,202(2)
Other rights(3) ......................                     231,500                             --                     768,500
Equity compensation plans not approved
  by security holders(4) .............                      68,668                             --                          --
                                         -------------------------      -------------------------   -------------------------
     Total ...........................                   5,944,232                                                  2,591,702
                                         =========================      =========================   =========================

----------

(1) Includes options issued under the 1988 Incentive Stock Option Plan, the 1993 Non-Employee Directors' Stock Option Plan and the 1995 Incentive Stock Option Plan.

(2) Includes 239,609 shares remaining available for purchase under Newpark's 1999 Employee Stock Purchase Plan. Also includes 1,583,593 shares remaining under the 1995 Incentive Stock Option Plan. No additional options may be issued under the 1988 Incentive Stock Option Plan or the 1993 Non-Employee Directors' Stock Option Plan.

(3) Represents awards of share equivalents issued or issuable under the 2003 Long Term Incentive Plan that will vest and become payable in Newpark common stock if certain performance criteria are met, as more fully described in Note L in the Notes to our Consolidated Financial Statements.

(4) The equity compensation plan not approved by stockholders is the Long-Term Stock and Cash Incentive Plan adopted by Newpark in March 1997. By policy, Newpark has limited participation in this Plan to certain key employees of companies acquired since March 1997. Each award under the plan consists of a grant of shares of stock or an amount of cash to be paid on a deferred basis subject to a restriction period, typically three or four years. A maximum of 676,909 shares of common stock and a maximum of $1,500,000 in cash may be awarded pursuant to this plan. At December 31, 2003, $1,418,000 had been awarded and 676,909 shares of common stock had been issued under the Plan, with 68,663 of these shares remaining subject to restriction.

EMPLOYMENT AGREEMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         James D. Cole serves as Chairman of the Board and Chief Executive Officer of Newpark pursuant to an employment agreement that automatically renews for successive one-year periods unless terminated by either party. Mr. Cole receives an annual base salary of $320,000.

         In March 2003, Newpark entered into agreements with Mr. Cole, Mr. Ballantine and Mr. Hardey, under which the executive officer will be entitled to certain payments from Newpark if the executive's employment is terminated following a change in control of Newpark, unless the termination is (i) because of the executive's death or disability, (ii) by Newpark for "Cause" (as defined in the agreements) or (iii) by the executive other than for "Good Reason" (as defined in the agreements). The agreements provide for a payment to the executive of two times the executive's base salary and the maximum incentive opportunity available to them under Newpark's incentive compensation plan for the fiscal year immediately preceding the change in control, reduced to the extent necessary to prevent the payments made to the executive from exceeding the limits imposed by Section 280G of the Internal Revenue Code of 1986 (the "Code"). The agreements also provide for accelerated vesting of all stock options, performance restricted stock awards and deferred compensation upon termination following a change in control, as well as outplacement counseling and continued life and health insurance coverage for two years following termination. No termination benefit is required to be paid if the executive's employment terminates prior to a change in control.

AUDIT COMMITTEE REPORT

         The information contained in this report shall not be deemed to be "soliciting material" or "filed" or "incorporated by reference" in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Newpark specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

         The Audit Committee of the Board of Directors is composed of four independent directors who satisfy the requirements of independence as established by the New York Stock Exchange listing standards and the Securities and Exchange Commission. While each member of the Audit Committee has experience in financial and accounting matters, the Board of Directors has determined that Mr. Tucei and Mr. Hunt are financial experts as defined under rules recently adopted by the Securities and Exchange Commission.

         The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available in the corporate governance section of Newpark's web site at www.newpark.com.

         Newpark's management is responsible for Newpark's internal accounting controls, financial reporting processes and compliance with laws and regulations and ethical business standards. Newpark's independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of Newpark's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In keeping with that responsibility, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Newpark's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. In addition, the Audit Committee has discussed with Newpark's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence.

         Based on the Audit Committee's discussions with management and the independent auditors, and the Audit Committee's review of the representations of management and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in Newpark's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission. The Audit Committee also engaged Ernst & Young LLP as Newpark's independent auditors for the 2004 fiscal year. See "SELECTION OF AUDITORS" for additional information on the decision to again appoint Ernst & Young LLP as Newpark's independent auditors.

         Aggregate fees for professional services rendered to Newpark by Ernst & Young LLP for the years ended December 31, 2003 and December 31, 2002 were $622,847 and $437,278, respectively, and were comprised of the following:

YEAR          AUDIT FEES(1)        AUDIT-RELATED FEES(2)          TAX FEES(3)             ALL OTHER FEES
----     ---------------------     ---------------------     ---------------------     ---------------------
2003     $             340,447     $              29,900     $             252,500                        --
2002     $             309,878                        --     $             127,400                        --

----------

(1) Audit Fees consisted of audit work performed in the preparation of financial statements, statutory audits, consents and other services related to SEC matters.

(2) Audit-Related Fees consisted principally of planning with respect to new statutory and regulatory requirements.

(3) Tax Fees were for services related to preparation of tax returns and tax planning and advice.

         Ernst & Young LLP was first elected as Newpark's auditors in June 2002, and Newpark did not pay any fees to Ernst & Young LLP for the year ended December 31, 2001.

         Pre-Approval Policies Regarding Audit and Non-Audit Fees

         The Audit Committee applies the following procedures regarding the engagement of Newpark's independent auditor to perform services for Newpark:

         Prior to performing any audit services, the independent auditor will provide the Audit Committee with an engagement letter during the first quarter of each year outlining the scope of the audit services proposed to be performed during the fiscal year and the expected fees for such services. If the engagement letter is approved, the Audit Committee will engage the independent auditor.

         For non-audit services, Newpark's management will submit to the Audit Committee for approval the list of non-audit services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. Prior to the performance of any of these services, Newpark's management and the independent auditor will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Audit Committee will approve both the list of permissible non-audit services and the budget for these services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

         To ensure prompt handling of unexpected matters, the Audit Committee has delegated to Mr. Tucei the authority to amend or modify the list of approved permissible non-audit services and fees. Mr. Tucei will report any action taken to the Audit Committee.

         The independent auditor must ensure that all audit and non-audit services provided to Newpark have been approved by the Audit Committee. The Controller will be responsible for tracking all independent auditor fees against the budget for these services and report at least annually to the Audit Committee.

         ALAN J. KAUFMAN            ROGER C. STULL
         DAVID P. HUNT              F. WALKER TUCEI, JR.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors sets Newpark's compensation policies applicable to executive officers, determines the compensation of the executive officers, subject to review by the Board of Directors, and administers Newpark's employee stock option plans (the 1993 Non-Employee Directors' Stock Option Plan was administered by the entire Board of Directors) and its executive incentive plans (the 2003 Executive Incentive Compensation Plan, the 2003 Long-Term Incentive Plan and the Executive Deferred Compensation Plan). The current members of the Compensation Committee are Messrs. Hunt, Kaufman, Stone, Stull and Box, each of whom is a non-employee director. The Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

         Chief Executive Officer Compensation

         Mr. Cole's compensation for 2003 was based on his rights under his employment agreement with Newpark. This employment agreement was entered into in 1990 and provided for an initial term which expired on January 1, 1993. Thereafter, the employment agreement automatically renews for successive one-year periods unless terminated by either party. Mr. Cole received a base salary of $320,000 in 2003 under the Employment Agreement.

         Mr. Cole participates in Newpark's 2003 Executive Incentive Compensation Plan, as discussed below. Mr. Cole did not receive any bonus under this plan in 2003. Mr. Cole also participates in Newpark's defined contribution plan and in Newpark's stock option program. On June 11, 2003, the Compensation Committee granted Mr. Cole a stock option to purchase 40,000 shares of common stock.

         Executive Officers Compensation

         The compensation of executive officers other than Mr. Cole for 2003 was determined initially by Mr. Cole, subject to review and approval by the Compensation Committee. In determining salaries, Mr. Cole and the Compensation Committee considered available information about the pay scales of companies of similar size in the oilfield services industry. The Compensation Committee believes that the salaries of these executive officers for 2003 are comparable to the salaries of executive officers with similar responsibilities at other oilfield services companies.

         Newpark's key executive officers and management employees are eligible to participate in Newpark's 2003 Executive Incentive Compensation Plan. Participants in the plan are awarded cash bonuses if Newpark achieves certain based performance goals as set annually by the Compensation Committee. These performance goals include earnings-based measures (either on a company-wide basis or for specific operating units) and a discretionary portion determined by the Compensation Committee. By tying executive bonuses to Newpark's performance, the 2003 Executive Incentive Compensation Plan provides incentive for key executive and management employees to enhance stockholder value. No bonuses were paid to Newpark's executive officers under this plan in 2003.

         Newpark's incentive stock option program provides additional incentives to key employees to work to maximize stockholder value and provides a link between the interests of senior managers and stockholders. By utilizing vesting periods, the option program encourages key employees to remain in the employ of Newpark and provides a long-term perspective to the compensation available under the option program. The Compensation Committee granted stock options to both Mr. Ballantine and Mr. Hardey in June 2003.

         Internal Revenue Code Amendments

         The Compensation Committee continues to consider the anticipated tax treatment to Newpark regarding the compensation and benefits paid to its Chief Executive Officer and the other executive officers of Newpark in light of the 1993 addition to Section 162(m) of the Code. The Compensation Committee will from time to time consider changes to Newpark's compensation structure, including amendments to its equity-based incentive plans, necessary to preserve the deductibility of all compensation paid by Newpark which is subject to
Section 162(m) of the Code. While Newpark does not expect to pay its executive officers compensation in 2004 in excess of the Section 162(m) deductibility limit, the Board of Directors and the Compensation Committee retain discretion to authorize the payment of compensation that does not qualify for income tax deductibility under Section 162(m).

         2004 Membership

         If the Board's nominees are elected at the Annual Meeting, the Board intends to appoint David P. Hunt, Alan J. Kaufman, James H. Stone, Roger C. Stull and Jerry W. Box to serve on the Compensation Committee.

         DAVID P. HUNT              ROGER C. STULL
         ALAN J. KAUFMAN            JERRY W. BOX
         JAMES H. STONE

PERFORMANCE GRAPH

         The following graph reflects a comparison of the cumulative total stockholder return of Newpark common stock from December 31, 1998 through December 31, 2003 with the New York Stock Exchange Market Value Index, Newpark's broad equity market index, and the Media General Oil & Gas Equipment/Services Index, Newpark's peer group index. The graph assumes that the value of the investment in Newpark common stock and each index was $100 on December 31, 1998 and that all dividends, if any, were reinvested. The comparisons in this table are not intended to forecast or indicate possible future price performance.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           OF NEWPARK RESOURCES, INC., NEW YORK STOCK EXCHANGE MARKET
        VALUE INDEX, AND MEDIA GENERAL OIL & GAS EQUIPMENT/SERVICES INDEX

                              [PERFORMANCE GRAPH]

                    ASSUMES $100 INVESTED ON JANUARY 1, 1999
                           ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 2003

                             1998       1999       2000       2001       2002       2003
                            ------     ------     ------     ------     ------     ------
Newpark Resources, Inc.     100.00      89.91     140.37     115.96      63.85      70.31
Peer Group Index            100.00     134.14     185.13     130.36     121.28     147.95
Broad Market Index          100.00     109.50     112.11     102.12      83.42     108.07

           APPROVAL OF 2004 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

         On March 10, 2004, the Board of Directors unanimously adopted the 2004 Non-Employee Directors' Stock Option Plan (the "2004 Plan"), subject to approval by the stockholders at the 2004 Annual Meeting. Under the 2004 Plan, non-employee directors of Newpark or any of its subsidiaries will be automatically granted options to purchase 10,000 shares of Common Stock upon their election to the board of directors and upon each director's re-election as a director by the stockholders. The Board of Directors (or a Committee authorized by the Board of Directors to administer the 2004 Plan) may grant additional options to non-employee directors in its discretion. The maximum number of shares of common stock issuable upon the exercise of options granted under the 2004 Plan is 1,000,000, subject to automatic adjustment upon a stock split, stock dividend or other recapitalization event.

         The Board of Directors believes the opportunity to receive options under the 2004 Plan provides an important incentive to non-employee directors to make significant and extraordinary contributions to the long-term performance and growth of Newpark. The 2004 Plan has substantially the same provisions as the expired 1993 Non-Employee Directors Stock Option Plan.

SUMMARY OF THE 2004 PLAN

         The following summary of the material terms of the 2004 Plan is qualified in its entirety by reference to the full text of the 2004 Plan, a copy of which is attached as Exhibit A to this Proxy Statement. Please refer to Exhibit A for more detailed information about the 2004 Plan.

         Administration. The 2004 Plan is administered by Newpark's Board of Directors or a duly authorized committee of the Board of Directors. The Board or its committee has complete authority to adopt rules and regulations and to make all other determinations deemed necessary or desirable for the administration of the 2004 Plan.

         Eligibility. Members of the Board of Directors who are not employees or executive officers of Newpark or any of its subsidiaries or of any parent corporation of Newpark are eligible for awards under the 2004 Plan.

         Automatic Grants. Assuming the approval of the 2004 Plan by the stockholders and their re-election to the Board of Directors, Messrs. Hunt, Kaufman, Stull, Tucei, Stone and Box will each receive options to purchase 10,000 shares of common stock on the date of the annual meeting and each year thereafter that they are re-elected to the Board. Any new non-employee director elected to the Board at the annual meeting or thereafter (whether elected by the stockholders or appointed by the Board) will be granted options to purchase 10,000 shares of common stock upon his or her election, and each year thereafter that he or she is re-elected to the Board. If no annual meeting of stockholders occurs in one or more calendar years, and the non-employee director continues in office, the non-employee director will automatically be granted additional options to purchase 10,000 shares of common stock on the anniversary of the last previous annual meeting.

         Discretionary Grants. In addition to the automatic grants of stock options described above, the Board or its committee has authority, subject to the express provisions of the 2004 Plan, to grant stock options to one or more non-employee directors, to determine the number of stock options to be granted to non-employee directors, to determine the time or times at which stock options will be granted, to establish the exercise price and the other terms and conditions upon which stock options may be exercised, to remove or adjust any restrictions and conditions upon stock options and to accelerate or otherwise modify the exercisability of any stock options.

         Shares Subject to the 2004 Plan. Subject to adjustment upon a stock split, stock dividend or other recapitalization event, the maximum number of shares of common stock that may be issued under the 2004 Plan is 1,000,000.

         Exercise Price. The exercise price of the shares of common stock subject to each stock option automatically granted to a non-employee director upon his or her first election to the board or upon his or her re-election to the Board must be at least equal to the fair market value of such shares on the date of such grant. The fair market value of a share of common stock is equal to the closing price of the stock for the last preceding day on which Newpark's shares were traded. The Board or its committee has the discretion to grant stock options to non-employee directors from time to time with exercise prices that are less than the fair market value of the common stock on the date of grant when it deems it to be advisable to provide special incentives over and above the incentives provided by the grant of a stock option at fair market value. The Board currently has no plans to grant any stock options to non-employee directors with exercise prices that are less than the fair market value of the common stock.

         Employment. A stock option, once granted to a non-employee director, will remain in effect in accordance with its terms, even if the non-employee director later enters the employ of Newpark or one of its subsidiaries.

         Term and Vesting of Options. The stock option term is for a period of ten years from the date of grant. Each stock option automatically granted to a non-employee director upon his or her first election to the Board of Directors is subject to vesting over a five-year period, with 20% of the option becoming exercisable on each successive anniversary of the date of grant. Each stock option automatically granted to a non-employee director upon his or her re-election to the Board of Directors is subject to vesting over a three-year period, with one-third of the option becoming exercisable on each successive anniversary of the date of grant. No options may be exercised until stockholder approval of the 2004 Plan has been obtained, and no options may be granted under the 2004 Plan after March 9, 2014.

         Continuous Service. Except as otherwise provided below, a non-employee director may not exercise a stock option unless the non-employee director continuously serves on the Board from the date of grant to the date of exercise. Upon the termination of the service of a non-employee director as a director of Newpark for any reason other than death or disability, the stock options then currently exercisable remain exercisable after termination for a period of the longer of three months or the number of months equal to one month for each full year of the director's continuous service as a non-employee director (up to a maximum of 18 months), subject to earlier termination at the end of their fixed term. If the service of a non-employee director terminates because of death, the stock options then currently exercisable remain in full force and effect and may be exercised at any time during the option term. If the service of a non-employee director terminates because of disability, the stock options then currently exercisable remain exercisable after termination for a period of the longer of twelve months or the number of months equal to one month for each full year of the director's continuous service as a non-employee director (up to a maximum of 18 months), subject to earlier expiration at the end of their fixed term. The Board, however, retains discretion to extend the time periods provided for the exercise of stock options upon the termination of the service of a non-employee director.

         Change of Control. All outstanding options under the 2004 Plan will immediately become exercisable in full in the event of certain changes in control of Newpark.

         Exercise. Each stock option may be exercised in whole or in part by delivering it for surrender or endorsement to Newpark together with payment of the exercise price. The exercise price may be paid in cash, by cashier's or certified check or, if authorized by the Board or a committee of the Board, by surrender of previously owned shares of Common Stock.

         Restrictions on Transfer. Stock options granted under the 2004 Plan may contain terms which (i) permit the transfer of all or a portion of the stock options by a non-employee director to, and the exercise of the stock options by,
(i) the spouse, children or grandchildren of the non-employee director, (ii) a trust or trusts for the exclusive benefit of the family members, (iii) a corporation, partnership or limited liability company in which only the non-employee director and these family members have beneficial interests or (iv) any other person or entity specifically approved by the Board on a case-by-case basis. Unless the Board determines otherwise, any stock options so transferred may not be further transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Any transferred stock options will continue to be subject to the same terms and conditions as were applicable to them prior to transfer, including the termination of the stock options at the expiration of their term or following the termination of the directorship of the non-employee director to whom the stock options were issued.

         Suspension, Amendment or Termination. The Board may at any time suspend, amend or terminate the 2004 Plan. Stockholder approval is required, however, to materially increase the benefits accruing to non-employee directors, materially increase the number of securities which may be issued (except for adjustments under anti-dilution clauses) or materially modify the requirements as to eligibility for participation.

         Non-statutory Stock Options. Stock options granted under the 2004 Plan are non-statutory stock options and are not eligible for the tax benefits applicable to incentive stock options.

         Registration Statement. Newpark will file a registration statement under the Securities Act of 1933 with respect to the shares of common stock issuable upon the exercise of outstanding stock options under the 2004 Plan.

         U.S. Federal Income Tax Consequences. A non-employee director recognizes no taxable income upon the grant of a stock option under the 2004 Plan. In general, upon the exercise of the option, the non-employee director will recognize ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the date of exercise over the exercise price. Shares acquired upon the exercise of an option by the payment of cash will have a basis equal to their fair market value on the date of exercise and have a holding period beginning on that date. Different rules apply if a non-employee director exercises a stock option by surrendering previously owned shares of Common Stock. Gain or loss recognized on a disposition of the shares purchased generally will qualify as long-term capital gain or loss if the shares have a holding period of more than twelve months.

         Newpark generally is allowed an income tax deduction for amounts that are taxable to non-employee directors as ordinary income under the foregoing rules.

         Withholding Taxes. Newpark has the right to require a non-employee director to pay Newpark the amount of any taxes that Newpark is required to withhold with respect to the grant, vesting or exercise of any award under the 2004 Plan. Newpark may permit or require a non-employee director to satisfy this tax withholding obligation by paying cash, by having Newpark withhold an amount from the participant's cash compensation, by withholding from the option shares otherwise issuable upon exercise, or by any other method deemed appropriate by the Board of Directors or committee. The use of shares of Newpark common stock to satisfy any withholding requirement will be treated, for Federal income tax purposes, as a sale of those shares for an amount equal to the fair market value of the stock on the date when the amount of taxes to be withheld is determined.

         The preceding discussion is based on Federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the Federal income tax aspects of the 2004 Plan. A participant may also be subject to state and local taxes in connection with the grant of stock options under the 2004 Plan.

         The following table shows the awards that will be granted under the 2004 Plan if the Plan is approved by the stockholders.

                                NEW PLAN BENEFITS
                 2004 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                                                                                       2004 NON-EMPLOYEE DIRECTORS'
                                                                                            STOCK OPTION PLAN
                                                                                -------------------------------------------
NAME AND POSITION                                                                NUMBER OF OPTIONS         DOLLAR VALUE
---------------------------------------------------------------------------     -------------------     -------------------
James D. Cole, Chief Executive Officer(1) .................................                       0     $                 0
Wm. Thomas Ballantine, President and Chief Operating Officer(1) ...........                       0     $                 0
Matthew W. Hardey, Vice President of Finance and Chief Financial Officer(1)                       0     $                 0
Executive Group ...........................................................                       0     $                 0
Non-Executive Director Group ..............................................                  60,000                     *(2)
Non-Executive Officer Employee Group(1) ...................................                       0     $                 0

----------

(1) Executive officers and other officers and employees are not eligible to participate in the 2004 Plan.

(2) The dollar value of the options to be granted is not currently determinable.

         Included in the total number of shares shown for the "Non-Executive Director Group" above are stock option grants to be made in 2004, all subject to stockholder approval of the 2004 Plan, to the following non-employee directors of the Company:

                                                               2004 NON-EMPLOYEE DIRECTORS'
                                                                    STOCK OPTION PLAN
                                                       -------------------------------------------
NAME OF NON-EMPLOYEE DIRECTOR                           NUMBER OF OPTIONS         DOLLAR VALUE
--------------------------------------------------     -------------------     -------------------
Jerry W. Box .....................................                  10,000                    *(1)
David P. Hunt ....................................                  10,000                    *(1)
Alan J. Kaufman ..................................                  10,000                    *(1)
James H. Stone ...................................                  10,000                    *(1)
Roger C. Stull ...................................                  10,000                    *(1)
F. Walker Tucei, Jr. .............................                  10,000                    *(1)

----------

(1) The dollar value of the options to be granted is not currently determinable.

         The Board of Directors recommends that you vote "FOR" approval of the 2004 Non-Employee Directors' Stock Option Plan.

                              SELECTION OF AUDITORS

         The Audit Committee has selected the accounting firm of Ernst & Young LLP to serve as independent auditors for the current fiscal year. Ernst & Young LLP has served as Newpark's independent auditors since June 27, 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from the stockholders.

         On June 27, 2002, upon the recommendation of the Audit Committee, Newpark dismissed Arthur Andersen LLP ("Arthur Andersen") as its independent public accountants. The dismissal of Arthur Andersen and appointment of Ernst & Young were reported in a current report on a Form 8-K filed with the SEC on July 2, 2002.

         Arthur Andersen's reports on Newpark's consolidated financial statements for the years ended December 31, 2000 and December 31, 2001 and the interim period through June 27, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were these reports qualified or modified as to uncertainty, audit scope or accounting principles.

         During Newpark's fiscal years ended December 31, 2000 and December 31, 2001 and through June 27, 2002, there were (i) no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make a reference to the subject matter of the disagreement(s) in connection with Arthur Andersen's report; and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. Newpark provided Arthur Andersen with a copy of the foregoing disclosures, and a copy of Arthur Andersen LLP's letter to Newpark stating its agreement with these statements was filed as Exhibit 16 to Newpark's Form 8-K on June 28, 2002.

         The Board of Directors recommends that the stockholders vote "FOR" the ratification of its selection of Ernst & Young LLP as Newpark's auditors.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 2005 Annual Meeting of Stockholders must be received by Newpark by December 31, 2004, to be considered by Newpark for inclusion in Newpark's proxy statement and form of proxy relating to that meeting. Proposals should be directed to the attention of the Corporate Secretary, Newpark Resources, Inc., 3850 North Causeway Blvd., Suite 1770, Metairie, Louisiana 70002.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires Newpark's officers and directors, and persons who own more than ten-percent of a registered class of Newpark's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish Newpark with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of these forms furnished to Newpark, or written representations that no Forms 5 were required, Newpark believes that during the period from January 1, 2003 to December 31, 2003 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

OTHER MATTERS

         Neither Newpark nor any of the persons named as proxies knows of matters other than those described above to be voted on at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on these matters, subject to direction by the Board.

         Newpark's Annual Report on Form 10-K for the year ended December 31, 2003 accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.

         While you have the matter in mind, please complete, sign and return the enclosed proxy card.

                                    EXHIBIT A

                             NEWPARK RESOURCES, INC.
                 2004 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
             (ADOPTED BY THE BOARD OF DIRECTORS ON MARCH 10, 2004)

         1. PURPOSE.

                  This Newpark Resources, Inc., 2004 Non-Employee Directors' Stock Option Plan (this "Plan") is intended to promote the best interests of Newpark Resources, Inc., a Delaware corporation ("Newpark"), and its stockholders by providing to each member of Newpark's Board of Directors (the "Board") who is a Non-Employee Director (as defined in paragraph 3 herein) of Newpark with an opportunity to acquire a proprietary interest in Newpark by receiving options (each a "Stock Option") to purchase Newpark's common stock, $.01 par value ("Common Stock"), as herein provided. It is intended that this Plan will promote an increased incentive and personal interest in the welfare of Newpark by those individuals who are primarily responsible for shaping the long-range plans of Newpark. In addition, Newpark seeks both to attract and retain on its Board persons of exceptional competence and to provide a further incentive to serve as a director of Newpark.

         2. ADMINISTRATION.

                  2.1 This Plan shall be administered by the Board or by a duly authorized committee of the Board. At such times as the Board is administering this Plan, all references in this Plan to the "Committee" shall mean the Board.

                  2.2 In addition to the automatic grants of Stock Options provided for in paragraph 4 of this Plan, the Committee shall have full and complete authority, in its discretion: to grant Stock Options to one or more Non-Employee Directors; to determine the number of Stock Options to be granted to a Non-Employee Director; to determine the time or times at which Stock Options shall be granted; to establish the exercise price and the other terms and conditions upon which Stock Options may be exercised; to remove or adjust any restrictions and conditions upon Stock Options; to specify, at the time of grant, provisions relating to the exercisability of Stock Options and to accelerate or otherwise modify the exercisability of any Stock Options; and to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of this Plan. All interpretations and constructions of this Plan by the Committee, and all of its actions hereunder, shall be binding and conclusive on all persons for all purposes.

                  2.3 Newpark shall indemnify and hold harmless each Committee member and each director of Newpark, and the estate and heirs of such Committee member or director, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or director, his or her estate or his or her heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with this Plan, to the extent that insurance, if any, does not cover the payment of such items.

         3. ELIGIBILITY.

                  Each member of the Board who is not an employee or executive officer of Newpark or any of its Subsidiaries (as herein defined) or of any parent corporation of Newpark (a "Non-Employee Director") shall be eligible to be granted Stock Options under this Plan. Eligibility shall be determined: (i) with respect to each director serving on the Board on the date this Plan was adopted by the Board (i.e., March 10, 2004) on that date; and (ii) with respect to each director elected after this Plan was adopted by the Board, on the date such director is so elected. A Stock Option, once granted to a Non-Employee Director, shall remain in effect in accordance with its terms even if the optionee later enters the employ of Newpark or a Subsidiary or parent. "Subsidiary" shall mean each corporation which is a "subsidiary corporation" of Newpark within the definition contained in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         4. GRANTS.

                  4.1 Subject to stockholder approval of this Plan, each Non-Employee Director who is first elected a director after March 10, 2004, will be granted a Stock Option to purchase 10,000 shares of Common Stock automatically on the date of such election.

                  4.2 Subject to stockholder approval of this Plan, each Non-Employee Director (whether in office on March 10, 2004, or subsequently elected) shall be granted a Stock Option to purchase 10,000 shares of Common Stock automatically on the date of each annual meeting of stockholders (or stockholder action in lieu thereof) at which such Non-Employee Director is re-elected, commencing with the annual meeting in 2004. If no annual meeting of stockholders (or stockholder action in lieu thereof) occurs in one or more calendar years, and such Non-Employee Director continues in office, such Stock Option shall be granted automatically on the anniversary of the last previous annual meeting of stockholders or stockholder action in lieu thereof.

                  4.3 Subject to the provisions of paragraph 11 of this Plan, the number of shares of Common Stock issued and issuable upon the exercise of Stock Options granted under this Plan shall not exceed 1,000,000.

         5. PURCHASE PRICE.

                  The purchase price (the "Exercise Price") of shares of Common Stock subject to each Stock Option ("Option Shares") granted pursuant to paragraph 4 shall equal the fair market value ("Fair Market Value") of such shares on the date of grant (the "Date of Grant") of such Stock Option. The Fair Market Value of a share of Common Stock on any date shall be equal to the closing price of the Common Stock for the last preceding day on which Newpark's shares were traded, and the method for determining the closing price shall be determined by the Committee. Notwithstanding the foregoing, the Exercise Price of shares of Common Stock subject to each Stock Option granted at the discretion of the Committee pursuant to paragraph 2.2 shall be determined by the Committee in its sole and absolute discretion, and may be less than the fair market value of the Option Shares on the date of grant, but shall not be less than $1.00 per share.

         6. OPTION PERIOD.

                  The term of each Stock Option shall commence on the Date of Grant of the Stock Option and shall be ten years. Subject to the other provisions of this Plan, (i) each Stock Option granted pursuant to paragraph 4.1 shall be exercisable during its term as to 20% of the Option Shares during the twelve months beginning on the first anniversary of the Date of Grant; 20% of the Option Shares during the twelve months beginning on the second anniversary of the Date of Grant; 20% during the twelve months beginning on the third anniversary of the Date of Grant; 20% during the twelve months beginning on the fourth anniversary of the Date of Grant; and 20% during the twelve months beginning on the fifth anniversary of the Date of Grant; and (ii) each Stock Option granted pursuant to paragraph 4.2 shall be exercisable during its term as to one-third of the

Option Shares during the twelve months beginning on the first anniversary of the Date of Grant; one-third of the Option Shares during the twelve months beginning on the second anniversary of the date of grant; and one-third of the Option Shares during the twelve months beginning on the third anniversary of the date of grant; provided, however, that no Stock Option granted pursuant to this Plan shall be exercisable unless and until stockholder approval of the Plan has been obtained. If an optionee shall not in any period purchase all of the Option Shares which the optionee is entitled to purchase in such period, the optionee may purchase all or any part of such Option Shares at any time after the end of such period and prior to the expiration of the Option.

         7. EXERCISE OF OPTIONS.

                  7.1 Each Stock Option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to Newpark, attention of the Corporate Secretary, at Newpark's principal office, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in the form prescribed by paragraph 7.2. Payment may be made in cash, by cashier's or certified check, or by surrender of previously owned shares of Common Stock valued pursuant to paragraph 5 (if the Committee authorizes payment in stock).

                  7.2 Exercise of each Stock Option is conditioned upon the agreement of the Non-Employee Director to the terms and conditions of this Plan and of such Stock Option as evidenced by the Non-Employee Director's execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Committee in its discretion. Such Notice and Agreement of Exercise shall set forth the agreement of the Non-Employee Director that: (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable federal or state securities laws; (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions; (c) Newpark may comply with said securities law restrictions and issue "stop transfer" instructions to its Transfer Agent and Registrar without liability; (d) each Non-Employee Director will furnish to Newpark a copy of each Form 4 or Form 5 filed by said Non-Employee Director under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will timely file all reports required under federal securities laws; and (e) each Non-Employee Director will report all sales of Option Shares to Newpark in writing on a form prescribed by Newpark.

                  7.3 No Stock Option shall be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. Newpark will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Stock Options and shares acquired thereunder, but there may be times when no such Registration Statement will be currently effective. The exercise of Stock Options may be temporarily suspended without liability to Newpark during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over Newpark. If any Stock Option would expire for any reason except the end of its term during such a suspension, then, if exercise of such Stock Option is duly tendered before its expiration, such Stock Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. Newpark shall have no obligation to file any Registration Statement covering resales of Option Shares.

         8. CONTINUOUS DIRECTORSHIP.

                  Except as provided in paragraph 10 below, a Non-Employee Director may not exercise a Stock Option unless from the Date of Grant to the date of exercise such Non-Employee Director continuously serves as a director of Newpark.

         9. RESTRICTIONS ON TRANSFER.

                  Stock Options granted under this Plan may contain terms specifically authorized by the Committee, in its sole discretion, which (i) permit transfer of all or any portion of such Stock Options by an optionee to
(a) the spouse, children (including step-children and adopted children) or grandchildren of the optionee ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of Immediate Family Members, (c) a corporation, partnership, limited partnership or limited liability company in which no persons or entities other than such optionee and Immediate Family Members have beneficial interests, or (d) such other persons or entities as the Committee may specifically approve, on a case-by-case basis, and (ii) permit the exercise of such Stock Options by such transferees. Unless the Committee shall determine otherwise in its sole discretion, transferred Stock Options may not be further transferred by the transferees thereof except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Notwithstanding any transfer permitted in accordance with the foregoing provisions, transferred Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately before such transfer (other than permitting such Stock Options to be exercised by a permitted transferee), including but not limited to the provisions of this Plan and option agreements governing (x) the exercise of Stock Options, (y) the termination of Stock Options at the expiration of their term or following termination of the directorship of the Non-Employee Director to which the Stock Options were issued and (z) the payment of withholding taxes. No interest under this Plan of any Non-Employee Director or transferee shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Except as otherwise specifically provided by the Committee in accordance with this paragraph 9, each Stock Option granted under this Plan may not be transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and shall be exercisable during a Non-Employee Director's lifetime only by such Non-Employee Director or by such Non-Employee Director's legal representative.

         10. TERMINATION OF SERVICE.

                  10.1 Unless otherwise determined by the Committee, in its sole discretion, upon termination of the directorship of a Non-Employee Director by reason of death, all outstanding Stock Options to the extent exercisable on the date of death of the Non-Employee Director shall remain in full force and effect and may be exercised pursuant to the provisions thereof at any time prior to expiration at the end of the fixed term thereof. Unless otherwise determined by the Committee, in its sole discretion, upon termination of the directorship of a Non-Employee Director by reason of Disability, all outstanding Stock Options to the extent exercisable on the date of termination of directorship may be exercised pursuant to the provisions thereof at any time until the earlier of
(a) the end of the fixed term of such Stock Options and (b) the later of the expiration of (i) twelve months following termination of the Non-Employee Director's directorship and (ii) a number of months (but not more than eighteen months) following termination of the Non-Employee Director's directorship equal to one month for each full year of such Non-Employee Director's continuous service as a Non-Employee Director. Unless otherwise determined by the Committee, in its sole discretion, all Stock Options to the extent not outstanding and presently exercisable by such Non-Employee Director at the date of death or termination of directorship by reason of Disability, shall terminate as of the date of death or such termination of directorship and shall not be exercisable thereafter.

                  10.2 Unless otherwise determined by the Committee, in its sole discretion, upon the termination of the directorship of a Non-Employee Director for any reason other than the reasons set forth in paragraph 10.1, all outstanding Stock Options to the extent exercisable on the date of termination of directorship may be exercised pursuant to the provisions thereof at any time until the earlier of (a) the end of the fixed term of such Stock Options and (b) the later of the expiration of (i) three months following termination of the Non-Employee Director's directorship and (ii) a number of months (but not more than eighteen months) following termination of the Non-Employee Director's directorship equal to one month for each full year of such Non-Employee Director's service as a Non-Employee Director. Unless otherwise determined by the Committee, in its sole discretion, all Stock Options to the extent not then outstanding and presently exercisable by such Non-Employee Director at the date of termination of directorship shall terminate as of the date of such termination of directorship and shall not be exercisable thereafter.

                  10.3 For purposes of this Plan, "Disability" shall mean total and permanent incapacity of a Non-Employee Director, due to physical impairment or legally established mental incompetence, to perform the usual duties of a director, which disability shall be determined: (i) on medical evidence by a licensed physician designated by the Committee, or (ii) on evidence that the Non-Employee Director has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability.

         11. ADJUSTMENTS UPON CHANGE IN CAPITALIZATION.

                  11.1 The number and class of shares subject to each Stock Option outstanding from time to time, the Exercise Price thereof (but not the total price), the maximum number of Stock Options that may be granted under this Plan, and the minimum number of shares as to which a Stock Option may be exercised at any one time, shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or dividends exceeding a total of two and one-half percent (2.5%) for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment (a "Capital Adjustment"), so that upon exercise of the Stock Option, the Non-Employee Director shall receive the number and class of shares such Non-Employee Director would have received had such Non-Employee Director been the holder of the number of shares of Common Stock for which the Stock Option is being exercised upon the date of such Capital Adjustment. A similar adjustment shall be made to the number of Option Shares for which Stock Options shall be granted automatically to Non-Employee Directors after March 10, 2004, as contemplated by paragraph 4 of this Plan, as a result of any Capital Adjustment occurring after March 10, 2004.

                  11.2 Upon a reorganization, merger or consolidation of Newpark with one or more corporations as a result of which Newpark is not the surviving corporation or in which Newpark survives as a subsidiary of another corporation, or upon a sale of all or substantially all of the property of Newpark to another corporation, or any dividend or distribution to stockholders of more than ten percent (10%) of Newpark's assets, adequate adjustment or other provisions shall be made by Newpark or other party to such transaction so that there shall remain and/or be substituted for the Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares then remaining, as if the Non-Employee

Director had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

                  11.3 Subject to paragraph 19, in the event of a change in control ("Change in Control") of Newpark, all outstanding Stock Options shall immediately become and shall thereafter be exercisable in full until expiration at the end of the fixed term thereof or until earlier terminated in accordance with paragraph 10 or paragraph 16. A Change in Control of Newpark shall be deemed to have occurred (a) on the date Newpark first has actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act or any amendment or replacement of such sections) has become the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act or any amendment or replacement of such Rule), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of Newpark's then outstanding securities or (b) on the date the stockholders of Newpark approve (i) a merger of Newpark with or into any other corporation in which Newpark is not the surviving corporation or in which Newpark survives as a subsidiary of another corporation, (ii) a consolidation of Newpark with any other corporation, or (iii) the sale or disposition of all or substantially all of Newpark's assets or a plan of complete liquidation.

         12. WITHHOLDING TAXES.

                  Newpark shall have the right at the time of grant, vesting or exercise of any Stock Option to make adequate provision for any federal, state, local or foreign taxes which it reasonably believes are or may be required by law to be withheld with respect to such grant, vesting or exercise ("Tax Liability"), to ensure the payment of any such Tax Liability. Newpark may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (i) by requiring the Non-Employee Director to tender a cash payment to Newpark, (ii) by withholding from the Non-Employee Director's cash compensation, (iii) by withholding from the Option Shares which would otherwise be issuable upon exercise of the Stock Option that number of Option Shares having an aggregate fair market value (determined in the manner prescribed by paragraph 5) as of the date the withholding tax obligation arises in an amount which is equal to the Non-Employee Director's Tax Liability or (iv) by any other method deemed appropriate by the Committee. Satisfaction of the Tax Liability of a Non-Employee Director may be made by the method of payment specified in clause (iii) above upon the satisfaction of such additional conditions as the Committee shall deem in its sole and absolute discretion as appropriate in order for such withholding of Option Shares to qualify for the exemption provided for in Section 16b-3 of the Exchange Act.

         13. AMENDMENTS AND TERMINATION.

                  The Board of Directors may at any time suspend, amend or terminate this Plan. No amendment or modification of this Plan may be adopted, except subject to stockholder approval, which would: (a) materially increase the benefits accruing to Non-Employee Directors under this Plan, (b) materially increase the maximum number of Option Shares which may be issued under this Plan (except for adjustments pursuant to paragraph 11), or (c) materially modify the requirements as to eligibility for participation in this Plan.

         14. SUCCESSORS IN INTEREST.

                  The provisions of this Plan and the actions of the Committee shall be binding upon all heirs, successors and assigns of Newpark and of Non-Employee Directors.

         15. OTHER DOCUMENTS.

                  All documents prepared, executed or delivered in connection with this Plan shall be, in substance and form, as established and modified by the Committee or by persons under its direction and supervision; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such document and this Plan, the provisions of this Plan shall prevail.

         16. MISCONDUCT OF A NON-EMPLOYEE DIRECTOR.

                  Notwithstanding any other provision of this Plan, all unexercised Stock Options held by a Non-Employee Director shall automatically terminate as of the date his or her directorship is terminated, if such directorship is terminated on account of any act of fraud, embezzlement, misappropriation or conversion of assets or opportunities of Newpark, or if the Non-Employee Director takes any other action materially inimical to the best interests of Newpark, as determined by the Committee in its sole and absolute discretion. Upon termination of such Stock Options, such Non-Employee Director shall forfeit all rights and benefits under this Plan.

         17. TERM OF PLAN.

                  This Plan was adopted by the Board effective as of March 10, 2004. No Stock Options may be granted under this Plan after March 9, 2014.

         18. GOVERNING LAW.

                  This Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware.

         19. STOCKHOLDER APPROVAL OF PLAN.

                  No Stock Option granted pursuant to this Plan shall be exercisable unless and until the stockholders of Newpark have approved this Plan, and all other legal requirements have been fully complied with. If stockholder approval of this Plan is not obtained on or before March 9, 2005, this Plan shall be null and void and of no further force or effect.

         20. PRIVILEGES OF STOCK OWNERSHIP.

                  The holder of a Stock Option shall not be entitled to the privileges of stock ownership as to any shares of Common Stock not actually issued to such holder.

         IN WITNESS WHEREOF, this Plan been executed as of March 10, 2004.


                                      NEWPARK RESOURCES, INC.


                                      By:      /s/ James D. Cole
                                          --------------------------------------
                                          James D. Cole, Chairman of the Board

                       ANNUAL MEETING OF STOCKHOLDERS OF
                             NEWPARK RESOURCES, INC.

                                  JUNE 9, 2004

                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                            ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.


    o PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED o


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                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
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1. Election of Directors:

[ ] FOR ALL NOMINEES          NOMINEES:                                                                       FOR  AGAINST  ABSTAIN
                              [ ] Jerry W. Box               2. Proposal to adopt the 2004 Non-Employee       [ ]    [ ]      [ ]
[ ] WITHHOLD AUTHORITY        [ ] William Thomas Ballantine     Director's Stock Option Plan.
    FOR ALL NOMINEES          [ ] James D. Cole
                              [ ] David P. Hunt              3. Proposal to ratify the selection of auditors. [ ]    [ ]      [ ]
[ ] FOR ALL EXCEPT            [ ] Alan J. Kaufman
    (See instructions below)  [ ] James M. Stone
                              [ ] Roger C. Stull             THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED,
                              [ ] F. Walker Tucci, Jr.       WILL BE VOTED FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF
                                                             DIRECTORS, FOR THE ADOPTION OF THE 2004 NON-EMPLOYEE DIRECTORS' STOCK
                                                             OPTION PLAN, FOR THE RATIFICATION OF AUDITORS, AND OTHERWISE IN THE
                                                             DISCRETION OF ANY OF THE PERSONS ACTING AS PROXIES.





INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the
             circle next to each nominee you wish to withhold,
             as shown here:[X]
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To change the address on your account, please check
the box at right and indicate your new address in the    [ ]
address space above. Please note that changes to the
registered name(s) on the account may not be
submitted via this method.
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Signature of Stockholders                     Date               Signature of Stockholders                     Date
                          -------------------      -------------                           -------------------      -------------

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each  holder should sign.
         When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporation name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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                             NEWPARK RESOURCES, INC.

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2004


         The undersigned, revoking any previous proxies for such stock, hereby appoints James D. Cole and Edah Keating, and each of them, proxies of the undersigned with full power of substitution to each, to vote all shares of common stock of NEWPARK RESOURCES, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of NEWPARK RESOURCES, INC. to be held on June 9, 2004, and all postponements or adjournments thereof, with all the power the undersigned would possess if personally present, with authority to vote (i) as specified by the undersigned on the reverse side and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)